UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 16, 2022
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Arvinas, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38672	47-2566120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Science Park 395 Winchester Ave. New Haven, Connecticut	06511
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 535-1456
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ARVN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)
On August 16, 2022, Liam Ratcliffe notified Arvinas, Inc. (the “Company”) of his decision to resign from the Company’s Board of Directors (the “Board”), effective August 16, 2022. Dr. Ratcliffe’s decision to resign from the Board was not due to a disagreement on any matter related to the Company’s operations, policies or practices.
(d)
On August 18, 2022, the Board elected John Young as a director of the Company, effective immediately. Mr. Young was appointed as a Class II director and will serve in accordance with the Amended and Restated Bylaws of the Company until the Company’s 2023 annual meeting of stockholders and thereafter until his successor is duly elected and qualified or until his earlier death, resignation or removal. Mr. Young was also appointed to serve on the Compensation Committee of the Board. Following Mr. Young’s appointment, the Compensation Committee is now comprised of Timothy Shannon (Chair), Laurie Smaldone Alsup and Mr. Young.
In accordance with the Company’s director compensation program (the “Program”), Mr. Young will receive (i) annual cash compensation of $40,000 for his service as a director, (ii) additional annual cash compensation of $7,500 as a member of the Compensation Committee and (iii) reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the Board and committees thereof. In addition, in accordance with the Program, Mr. Young was granted a stock option with an aggregate grant date fair value of $750,000, as calculated by the Company in accordance with ASC Topic 718, to purchase shares of the Company’s common stock at a per share exercise price of $46.12, which was the closing price of the Company’s common stock on August 18, 2022, the date of grant. The option will vest monthly in equal amounts over a three-year period following the date of grant, subject to continued service with the Company.
In connection with his election, the Company and Mr. Young will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.7 to the Company’s Registration Statement on Form S-1 (File No. 333-227112) filed with the Securities and Exchange Commission on September 14, 2018. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Mr. Young for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by him in any action or proceeding arising out of his service as a director of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINAS, INC.

Date: August 19, 2022	By:	/s/ Sean Cassidy
Sean Cassidy Chief Financial Officer